UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

THE BON-TON STORES, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania	17402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-757-7660

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Executive Transition Agreement with Tim Grumbacher

On December 6, 2007, the Board of Directors of The Bon-Ton Stores, Inc. (the “Company”) approved an amendment (the “Amendment”) of the Executive Transition Agreement between the Company and Tim Grumbacher dated February 1, 2005 (the “Original Agreement”).

The material terms of the Amendment are described below.

•	Term. Mr. Grumbacher’s term as Executive Chairman of the Board is extended through January 31, 2010.

•	Base Salary. Mr. Grumbacher’s annual base salary, which was set at $650,000 in the Original Agreement, will remain $650,000 through the end of the term.

•	Annual Cash Bonus. Mr. Grumbacher’s annual cash bonus opportunity, which under the Original Agreement consists of a target bonus of 40% of base salary and a maximum bonus of 80% of base salary, will remain at such levels through the end of the term.

•	Elimination of Section 280G Tax Gross Up. The Original Agreement generally provides for a gross up payment by the Company to Mr. Grumbacher to cover, on a net after-tax basis, the excise tax imposed on all amounts treated as “excess parachute payments” under Section 280G of the Internal Revenue Code. The Amendment eliminates this gross up payment. The Amendment also provides for a reduction of cash payable to Mr. Grumbacher upon a change in control if, and to the extent necessary, such reduction would be sufficient to avoid treatment of any payments or benefits as “excess parachute payments” under Section 280G of the Internal Revenue Code.

•	Other Provisions. The Original Agreement provides that each of Mr. Grumbacher and his spouse are entitled to receive medical insurance at the Company’s expense for the duration of their respective lifetimes. The Amendment provides that, in addition to such medical insurance, each of Mr. Grumbacher and his spouse shall be entitled to receive certain supplemental medical services at the Company’s expense, which services are currently provided to them at the Company’s expense, for the duration of their respective lifetimes. The Original Agreement provides that Mr. Grumbacher is entitled to receive secretarial support for his lifetime at the Company’s expense based on the level of secretarial support he received as of the effective date of the Original Agreement. The Amendment modifies the date on which the level of secretarial support is measured and provides that Mr. Grumbacher shall be entitled to receive secretarial support for his lifetime at the Company’s expense based on the level of secretarial support he received as of the effective date of the Amendment.

The description of the material terms of the Amendment set forth above is qualified in its entirety by the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Amendment to Executive Transition Agreement with Tim Grumbacher

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By: /s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial
Officer and Principal Accounting Officer

Dated: December 10, 2007